Exhibit 99.2

RISK FACTORS

       The terms "Manpower," "we," "our" or "us" refer to Manpower Inc. or Manpower Inc. and its consolidated subsidiaries, as appropriate in the context.

       Any significant economic downturn could result in our customers using fewer temporary employees, which would materially adversely affect our business.

       Because demand for temporary personnel services is sensitive to changes in the level of economic activity, our business may suffer during economic downturns. As economic activity begins to slow down, companies tend to reduce their use of temporary employees before undertaking layoffs of their regular employees, resulting in decreased demand for temporary personnel. For example, during the first six months of 2001, our customers across the United States reduced their overall workforce to reflect the slowing demand for their products and services, which in turn reduced our revenues in the United States segment significantly. Any significant economic downturn, particularly in France and the United States, where we collectively derived 59% of our 2000 revenue, would have a material adverse effect on our business, financial condition, results of operations and liquidity.

       The worldwide staffing services industry is highly competitive with limited barriers to entry, which could limit our ability to maintain or increase our market share or profitability.

       The worldwide staffing services market is highly competitive with limited barriers to entry, and in recent years has been undergoing significant consolidation. We compete in markets throughout North America, South America, Europe, Australia and Asia with full-service and specialized temporary service agencies. Several of our competitors, including Adecco S.A., Kelly Services, Inc., Randstad Holding N.V., Vedior N.V. and Spherion Corporation, have very substantial marketing and financial resources. Price competition in the staffing industry is intense and pricing pressures from competitors and customers are increasing. We expect that the level of competition will remain high in the future, which could limit our ability to maintain or increase our market share or profitability.

       Government regulations may result in prohibition or restriction of certain types of employment services or the imposition of additional licensing or tax requirements that may reduce our future earnings.

       In many jurisdictions in which we operate, such as France, Germany and Japan, the temporary employment industry is heavily regulated. For example, governmental regulations in Germany restrict the length of contracts of temporary employees and the industries in which temporary employees may be used. In some countries, special taxes, fees or costs are imposed in connection with the use of temporary workers. For example, temporary workers in France are entitled to a 10% allowance for the precarious nature of employment which is eliminated if a full-time position is offered to them within three days. The countries in which we operate may:

  create additional regulations that prohibit or restrict the types of employment services that we currently provide;
  impose new or additional benefit requirements;
  require us to obtain additional licensing to provide staffing services; or
  increase taxes, such as sales or value-added taxes, payable by the providers of staffing services.

Any future regulations that make it more difficult or expensive for us to continue to provide our staffing services may have a material adverse effect on our financial condition, results of operations and liquidity.

       We are a defendant in a variety of litigation and other actions, which may have a material adverse effect on our business, financial condition and results of operations.

       We and our subsidiaries are regularly involved in a variety of litigation arising out of our business. Occasionally, this litigation can be serious. We and a number of unrelated parties have been named as defendants in numerous lawsuits, including a certified class action, in Louisiana asserting claims primarily for personal injuries, property damage and lost profits arising out of a 1999 explosion at a customer's industrial facility. Allegedly, the injuries and damages were caused in part by the actions of one of our temporary employees. The cases have been consolidated before a single judge and some of the most serious ones are set for trial on September 4, 2001. Several recent court rulings have been adverse to us and we cannot be certain of the outcome of the litigation.

       An estimate of our portion of any liability with respect to the claims in Louisiana cannot be reasonably made with currently available information. We cannot assure you that our insurance will cover all claims against us. Should the ultimate judgements or settlements exceed our insurance coverage, they could have a material effect on our results of operations, financial position and cash flows. We also cannot assure you that we will be able to obtain appropriate types or levels of insurance in the future or that adequate replacement policies will be available on acceptable terms, if at all.

       Our acquisition strategy may have a material adverse effect on our business.

       We acquired Elan Group Limited in 2000 for a total purchase price of $146.2 million and we acquired Jefferson Wells International, Inc. in 2001 for a purchase price of $174.0 million. In addition, we acquired and invested in other companies during 2000 for a total cost of $60.2 million and during the seven months ended July 31, 2001 for a total cost of $77.5 million. We may make acquisitions in the future. Our acquisition strategy involves significant risks, including:

  difficulties in the assimilation of the operations, services and corporate culture of acquired companies;
  over-valuation by us of acquired companies;
  insufficient indemnification from the selling parties for legal liabilities incurred by the acquired companies prior to the acquisitions; and
  diversion of management's attention from other business concerns.

In addition, future acquisitions would likely result in the incurrence of additional debt or dilution, contingent liabilities, an increase in interest expense and amortization expenses related to separately identified intangible assets. In addition, possible impairment losses on goodwill and restructuring charges could occur. Any of these items could have a material adverse effect on our financial condition, results of operations and liquidity. For all of these reasons, any future acquisitions or failure to effectively integrate acquired companies could materially adversely affect our business.

       Our success depends upon our ability to attract, train and retain qualified personnel.

       We depend on our ability to attract and retain qualified temporary personnel who possess the skills and experience necessary to meet the staffing requirements of our clients. We must continually evaluate and upgrade our base of available qualified personnel through recruiting and training programs to keep pace with changing client needs and emerging technologies. Competition for individuals with proven professional skills, particularly employees with accounting and technological skills, is intense, and we expect demand for such individuals to remain very strong for the foreseeable future. Qualified personnel may not be available to us in sufficient numbers and on terms of employment acceptable to us. Developing and implementing training programs require significant expenditures and may not result in the trainees developing effective or adequate skills. We may not be able to develop training programs to respond to our customers' changing needs or retain employees who we have trained. The failure to recruit, train and retain qualified temporary employees could materially adversely affect our business.

       We may be exposed to employment-related claims and costs that could materially adversely affect our business, financial condition and results of operations.

       We are in the business of employing people and placing them in the workplaces of other businesses. Risks relating to these activities include:

  claims of misconduct or negligence on the part of our employees;
  claims by our employees of discrimination or harassment directed at them, including claims relating to actions of our customers;
  claims related to the employment of illegal aliens or unlicensed personnel;
  payment of workers' compensation claims and other similar claims;
  violations of wage and hour requirements;
  retroactive entitlement to employee benefits;
  errors and omissions of our temporary employees, particularly in the case of professionals, such as accountants; and
  claims by our customers relating to our employees' misuse of client proprietary information, misappropriation of funds, other criminal activity or torts or other similar claims.

We may incur fines and other losses or negative publicity with respect to these problems. In addition, some or all of these claims may give rise to litigation, which could be time-consuming to our management team and costly and could have a negative impact on our business. In some instances, we have agreed to indemnify our customers against some or all of these types of liabilities. We cannot assure you that we will not experience these problems in the future or that our insurance will be sufficient in amount or scope to cover any of these types of liabilities.

       If we lose our key personnel, then our business may suffer.

       Our operations are dependent on the continued efforts of our officers and executive management, particularly Jeffrey A. Joerres, our Chairman, President and Chief Executive Officer, Terry A. Hueneke, our Executive Vice President, and Michael J. Van Handel, our Senior Vice President - Chief Financial Officer and Secretary. In addition, we are dependent on the performance and productivity of our local managers and field personnel. Our ability to attract and retain business is significantly affected by local relationships and the quality of service rendered. The loss of those key officers and members of executive management who have acquired significant experience in operating a staffing service on an international level may cause a significant disruption to our business. Moreover, the loss of our key managers and field personnel may jeopardize existing customer relationships with businesses that continue to use our staffing services based upon past relationships with these local managers and field personnel. The loss of such key personnel could materially adversely affect our operations, including our ability to establish and maintain customer relationships.

       Foreign currency fluctuations may have a material adverse effect on our operating results.

       We conduct our operations in approximately 59 countries and the results of our local operations are reported in the applicable foreign currencies and then translated into U.S. dollars at the applicable foreign currency exchange rates for inclusion in our consolidated financial statements. During 2000, approximately 75% of our revenues and 80% of our operating profits were generated outside of the United States, the majority of which were generated in Europe. Furthermore, approximately $546.3 million of our outstanding indebtedness as of June 30, 2001 was denominated in foreign currencies. Because of devaluations and fluctuations in currency exchange rates or the imposition of limitations on conversion of foreign currencies into U.S. dollars, we are subject to currency translation exposure on the profits of our operations, in addition to economic exposure. This risk could have a material adverse effect on our business, financial condition, cash flow and results of operations in the future.

       After completing our offering of zero coupon convertible debentures due 2021 and the application of proceeds from the offering, we will have approximately $650 million of long-term debt. This level of debt could adversely affect our operating flexibility and put us at a competitive disadvantage.

       Our level of debt and the limitations imposed on us by our credit agreements could have important consequences for you, including the following:

  we will have to use a portion of our cash flow from operations for debt service rather than for our operations;
  we may not be able to obtain additional debt financing for future working capital, capital expenditures or other corporate purposes or may have to pay more for such financing;
  some or all of the debt under our current or future revolving credit facilities may be at a variable interest rate, making us more vulnerable to increases in interest rates;
  we could be less able to take advantage of significant business opportunities, such as acquisition opportunities, and to react to changes in market or industry conditions;
  we will be more vulnerable to general adverse economic and industry conditions; and
  we may be disadvantaged compared to competitors with less leverage.

       The terms of our revolving credit facilities permit additional borrowings, subject to certain conditions. If new debt is added to our current debt levels, the related risks we now face could intensify.

       The price of our common stock may fluctuate significantly, which may result in losses for investors.

       The market price for our common stock has been and may continue to be volatile. For example, during the 52-week period ended July 31, 2001, the prices of our common stock as reported on the New York Stock Exchange ranged from a high of $39.50 to a low of $27.57. Our stock price can fluctuate as a result of a variety of factors, including factors listed in these "Risk Factors" and others, many of which are beyond our control. These factors include:

  actual or anticipated variations in our quarterly operating results;
  announcement of new services by us or our competitors;
  announcements relating to strategic relationships or acquisitions;
  changes in financial estimates or other statements by securities analysts; and
  changes in general economic conditions.

       Because of this volatility, we may fail to meet the expectations of our shareholders or of securities analysts, and our stock price could decline as a result.

       Our ability to service our debt is dependent on the performance of our subsidiaries.

       Since we conduct a significant portion of our operations through our subsidiaries, our cash flow and our consequent ability to service our debt depends in part upon the earnings of our subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries, to us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, depend upon the earnings of those subsidiaries and be subject to various business considerations.

       Provisions of Wisconsin law and our articles of incorporation and bylaws contain provisions that could make the takeover of us more difficult.

       Certain provisions of Wisconsin law and our articles of incorporation and bylaws could have the effect of delaying or preventing a third party from acquiring us, even if a change in control would be beneficial to our shareholders. These provisions of our articles of incorporation and bylaws include:

  providing for a classified board of directors with staggered, three-year terms;
  permitting removal of directors only for cause;
  providing that vacancies on the board of directors will be filled by the remaining directors then in office; and
  requiring advance notice for shareholder proposals and director nominees.

       In addition, the Wisconsin control share acquisition statute and Wisconsin's "fair price" and "business combination" provisions limit the ability of an acquiring person to engage in certain transactions or to exercise the full voting power of acquired shares under certain circumstances. These provisions and other provisions of Wisconsin law could make it more difficult for a third party to acquire us, even if doing so would benefit our shareholders. As a result, offers to acquire us, which represent a premium over the available market price of our common stock, may be withdrawn or otherwise fail to be realized. The provisions described above could cause our stock price to decline.

       Additional risks and uncertainties include, but are not limited to:

  material changes in the demand from larger customers, including customers with which we have national or global arrangements;
  increases in the wages paid to temporary workers;
  our ability to successfully expand into new markets or service lines;
  our ability to successfully invest in and implement information systems;
  unanticipated technological changes, including obsolescence or impairment of our information systems; and
  changes in customer attitudes toward the use of staffing services.